Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post –Effective Amendment to Registration Statement No. 033-17704 on Form N –1A of our reports dated February 14, 2023, relating to the financial statements and financial highlights of VIP Investment Grade Bond Portfolio, VIP Asset Manager: Growth Portfolio, VIP Freedom Income Portfolio, VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, VIP Freedom 2050 Portfolio, VIP Freedom 2055 Portfolio, VIP Freedom 2060 Portfolio, VIP Freedom 2065 Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio, and VIP Freedom Lifetime Income III Portfolio, our report dated February 15, 2023, relating to the financial statements and financial highlights of VIP Asset Manager Portfolio, and our reports dated February 10, 2023, relating to the financial statements and financial highlights of VIP Investment Grade Bond II Portfolio and VIP Bond Index Portfolio, each a fund of Variable Insurance Products Fund V, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2022, and to the references to us under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts
April 13, 2023